Exhibit 21.1
Subsidiaries of ChampionX Corporation

Subsidiary	Jurisdiction of Formation
Accelerated Production Systems Limited	England and Wales
Ace Downhole, LLC	Delaware
Apergy (Delaware) Formation, Inc.	Delaware
Apergy Artificial Lift de México, S. A. de C.V.	Mexico
Apergy Artificial Lift International, LLC	Delaware
Apergy Artificial Lift Pty. Ltd	Queensland
Apergy Artificial Lift S.A.	Argentina
Apergy Artificial Lift, LLC	Delaware
Apergy BMCS Acquisition Corp.	Delaware
Apergy Canada ULC	British Columbia
Apergy Egypt LLC	Egypt
Apergy Energy (Kenya) Limited	Kenya
Apergy Energy Automation, LLC	Delaware
Apergy Energy India Private Limited	India
Apergy ESP Systems, LLC	Oklahoma
Apergy for Petroleum Services LLC	Egypt
Apergy Luxembourg S.à r.l.	Luxembourg
Apergy Minority Luxembourg S.à r.l.	Luxembourg
Apergy PCS Holding LLC	Delaware
Apergy Process Companies, LLC	Delaware
Apergy Process Systems, Inc.	Texas
Apergy Rods UK Limited	England and Wales
Apergy S.A.	Argentina
Apergy UK Limited	England and Wales
Apergy USA, Inc.	Delaware
Champion Arabia Co. Ltd.	Saudi Arabia
Champion ES Holdings Inc.	Texas
Champion Technologies (Nig) Limited	Nigeria
Champion Technologies B.V.	Netherlands
Champion Technologies Del Ecuador CIA LTDA. CHAMPIONTECH	Ecuador
Champion Technologies do Brasil Servicos e Produtos Quimicos Ltda.	Brazil
Champion Technologies Limited	Mauritius
Champion Technologies Limited	Scotland
Champion Technologies Middle East FZCO	United Arab Emirates
Champion Technologies Russia & Caspian B.V.	Netherlands
ChampionX (RO) Energy Services S.R.L.	Romania
ChampionX Argentina S.R.L.	Argentina
ChampionX Associate Investment Company Limited	Nigeria
ChampionX Australia Pty Ltd	New South Wales
ChampionX Azerbaijan LLC	Azerbaijan
ChampionX Canada ULC	Alberta
ChampionX de Colombia Ltda	Colombia
ChampionX EG Holdings LLC	Delaware

ChampionX Egypt Holdings Ltd.	England and Wales
ChampionX Egypt Ltd.	England and Wales
ChampionX Energy Services Limited	Ghana
ChampionX Equatorial Guinea, S.A.R.L.	Equatorial Guinea
ChampionX Europe B.V.	Netherlands
ChampionX Europe GmbH	Switzerland
ChampionX Gabon SARL	Gabon
ChampionX Gulf Limited	Jersey
ChampionX Guyana Inc.	Guyana
ChampionX Holding Inc.	Delaware
ChampionX Holdings 1 ULC	British Columbia
ChampionX International Operations, Inc.	Delaware
ChampionX LA Holding B.V.	Netherlands
ChampionX LA S.C.A.	Venezuela
ChampionX LLC	Delaware
ChampionX Mauritania SARL	Mauritania
ChampionX Middle East Holdings, Inc.	Delaware
ChampionX Middle East LLC	Oman
ChampionX Middle East Services LLC	Oman
ChampionX New Zealand	New Zealand
ChampionX NL 1 B.V.	Netherlands
ChampionX Norge AS	Norway
ChampionX Oilfield Solutions Ghana Limited	Ghana
ChampionX PNG Ltd	Papua New Guinea
ChampionX Russia Holding B.V.	Netherlands
ChampionX Services LLC	Russian Federation
ChampionX SG 2 Pte. Ltd.	Singapore
ChampionX SG 3 Pte. Ltd.	Singapore
ChampionX SG 4 Pte. Ltd.	Singapore
ChampionX SG Service Pte. Ltd.	Singapore
ChampionX Texas Leasing LLC	Delaware
ChampionX U.S. 3 Inc.	Delaware
ChampionX U.S. 4 LLC	Delaware
ChampionX U.S. 5 LLC	Delaware
ChampionX U.S. 6 LLC	Delaware
ChampionX Ultrafab ULC	Alberta
ChampionX USA Inc.	Delaware
ChampionX-Element JSC	Russian Federation
Chemical Innovations NL B.V.	Netherlands
Corexit Environmental Solutions LLC	Delaware
CTI Chemicals Asia Pacific Pte. Ltd.	Singapore
Ener Tools S.A.	Argentina
Group 2 Technologies LLC	Texas
Harbison-Fischer, Inc.	Delaware
Honetreat Company	California
Houseman Limited	England and Wales
International Legacy Fabrication L.L.C.	Oman
Legacy Fabrication (Oman) Holdings, LLC	Delaware

Legacy Fabrication Ghana Ltd.	Ghana
Legacy Fabrication LLC	Delaware
Master Chemicals LLC	Russian Federation
Norris Rods, Inc.	Delaware
Norriseal-WellMark, Inc.	Delaware
NPS Services, Inc.	Delaware
Oil Lift Technology Inc.	British Columbia
Oil Lift Technology S.A.S.	Colombia
Oil Lift Technology, Inc.	New Mexico
ONES West Africa LLC	Delaware
P.T. Champion Kurnia Djaja Technologies	Indonesia
PCS Ferguson Canada Inc.	Alberta
PCS Ferguson, Inc.	Delaware
Pro Rod USA, Inc.	Delaware
Products Flange and Supply, Inc.	Texas
Promchimservice Limited Liability Company	Russian Federation
Pro-Rod Inc.	Alberta
PT Nalco Champion Indonesia	Indonesia
Quartzdyne, Inc.	Delaware
Scientific Aviation, Inc.	California
Spirit Global Energy Solutions Canada Ltd.	Alberta
Spirit Global Energy Solutions, Inc.	Delaware
Theta Oilfield Services, Inc.	Delaware
Tomson Technologies LLC	Texas
UAC Corporation	Delaware
UPCO, Inc.	Oklahoma
US Synthetic Corporation	Delaware
WellMark Holdings, Inc.	Delaware
Windrock, Inc.	Tennessee